                                                                   EXHIBIT 10.15


                                   AGREEMENT

          THIS AGREEMENT (this "Agreement") is made and entered into this 25th day of June, 1998, by and between IVI Checkmate Corp., a Delaware corporation (hereinafter, the "Company"), and J. Stanford Spence (hereinafter, "Spence").

                                   BACKGROUND
                                   ----------

          Spence is the Chairman of the Board and Chief Executive Officer of Checkmate Electronics, Inc., a Georgia corporation ("Checkmate Electronics, Inc."). Checkmate Electronics, Inc. was acquired by the Company on the date hereof pursuant to a Combination Agreement, dated as of January 16, 1998, by and among the Company, Checkmate Electronics, Inc., International Verifact Inc., a Canadian corporation, and a merger subsidiary of the Company (the "Combination Transaction").

          The Company desires to engage Spence in the capacity set forth herein, in accordance with the terms and conditions of this Agreement. Spence is willing to serve as such in accordance with the terms and conditions of this Agreement.

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Effective Date.  This Agreement shall be effective as of the
               --------------
effective date (the "Effective Date") of the Combination Transaction.

          2.   Engagement.  Spence is hereby engaged on the Effective Date as
               ----------
a consultant to the Company and as the Chairman of the Board of Directors of the Company. In his capacity as consultant and Chairman of the Board, Spence will report directly to the Board of Directors of the Company.

          3.   Engagement Period.  Unless earlier terminated herein in
               -----------------
accordance with Section 7 hereof, Spence's engagement under this Agreement shall begin on the Effective Date and extend for a period (the "Engagement Period") ending on the date which is five (5) years after the Effective Date.

          4.   Directorship.  Pursuant to the Combination Transaction, as of
               ------------
the Effective Date, Spence was elected to a one-year term as a director of the Company. At the end of such term as director and thereafter during the Engagement Period, the Board of Directors of the Company shall, subject to the satisfaction of its fiduciary responsibilities, nominate Spence for re-election to the Board of Directors and, if so elected by the shareholders of the Company, shall appoint Spence as Chairman of the Board.

          5.   Extent of Service.  During the Engagement Period, Spence
               -----------------
agrees to devote substantial time and attention to the performance of his duties as Chairman of the Board and to make himself reasonably available on a substantially full-time basis for consultation with the Board of Directors and executive management of the Company on matters pertaining to the business of the Company, including, without limitation, such matters as acquisitions and corporate strategy, as well as ongoing operational and business issues.

          6.   Compensation and Benefits.
               -------------------------

              (a) Compensation.  During the Engagement Period, the Company
                 ------------
will pay to Spence compensation ("Compensation") at the Adjusted Annual Rate, less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time.

          For purposes of this Section 6(a), the following terms have the following meanings.

          "Adjusted Annual Rate" shall mean, for each calendar year during the Engagement Period, the product of the Base Rate, multiplied by the sum of (1.00) plus the Percent Index Change for such calendar year.

          "Rate" shall mean U.S.$220,000 per year, provided that the Base
     Rate shall be automatically reduced from U.S.$220,000 to U.S.$150,000 per year upon the occurrence of any of the events described in Section 8(b) hereof.

          "Percent Index Change" shall mean with respect to each January 1, a percentage equal to: (Current Index for such January 1 - the Base Index)/Base Index, but not less than zero.

          "Current Index" shall mean with respect to each January 1 during the Engagement Period, the CPI published as final for August of the previous calendar year.

          "Base Index" shall mean the CPI published as final for August 1997.

          "CPI" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, for all Items (1982-1984 = 100), as published from time to time by the Bureau of Labor Statistics of the U.S. Department of Labor (or if such index is no longer published, another comparable measure established by a source mutually agreeable to Spence and the Company).

          For example, if the Base rate is U.S.$220,000, and the Percent Index Change for calendar year 1999 is +5%, then the Adjusted Annual Rate for calendar year 1999 is U.S.$231,000.

              (b) Welfare Benefit Plans.  During the Engagement Period, Spence
                  ---------------------
and Spence's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, disability, life, and accidental death insurance plans and programs) to the extent applicable generally to the executive officers of the Company and its affiliated companies, and on the same basis as such other executive officers. Without limiting the foregoing, during the Engagement Period, the Company shall at a minimum provide Spence and his spouse with comprehensive medical and hospitalization insurance coverage.

             (c) Expenses.  During the Engagement Period, Spence shall be
                 --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by Spence in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to other executive officers of the Company and its affiliated companies.

             (d) Fringe Benefits.  During the Engagement Period, Spence shall be
                 ---------------
entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for executive officers of the Company and its affiliated companies. Without limiting the foregoing, during the Engagement Period, the Company shall provide Spence with an automobile of Spence's choosing and pay related lease payments, insurance and maintenance expenses thereon.

          7.    Termination of Engagement.
                -------------------------

             (a) Death or Disability.  Spence's engagement shall terminate
                 -------------------
automatically upon Spence's death during the Engagement Period. If the Company determines in good faith that the Disability of Spence has occurred during the Engagement Period (pursuant to the definition of Disability set forth below), it may give to Spence written notice in accordance with this Agreement of its intention to terminate Spence's engagement. In such event, Spence's engagement with the Company shall terminate effective on the 30th day after receipt of such written notice by Spence (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Spence shall not have returned to full-time performance of Spence's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Spence, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

             (b) Termination by the Company.  The Company may terminate Spence's
                 --------------------------
consulting engagement during the Engagement Period with or without cause.

             (c) Termination by Spence.  Spence may at any time resign as
                 ---------------------
Chairman of the Board with or without retaining his consulting engagement for the remainder of the Engagement Period. Spence may at any time terminate his consulting engagement with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                 (i) a reduction by the Company in Spence's Compensation and benefits as in effect on the Effective Date or as the same may be increased from time to time; or

                 (ii) Spence's removal or failure to be reelected as a director of the Company or as Chairman of the Board, but not including Spence's voluntary resignation or failure to accept nomination as a director or as Chairman of the Board; or

                 (iii) any failure by the Company to comply with and satisfy
Section 14(b) of this Agreement.

             (d) Notice of Termination.  Any termination by the Company, or by
                ---------------------
Spence for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Spence's engagement under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by Spence to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Spence hereunder or preclude Spence from asserting such fact or circumstance in enforcing Spence's rights hereunder.

             (e) Date of Termination.  "Date of Termination" means (i) if
                 -------------------
Spence's engagement is terminated by the Company other than for Spence's death or Disability, or by Spence for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (ii) if Spence's engagement is terminated by reason of death or Disability, the Date of Termination shall be the date of death or the Disability Effective Date, as the case may be.

          8.    Obligations of the Company upon Termination.
                -------------------------------------------

             (a) Termination by the Company other than for Death or Disability;
                 --------------------------------------------------------------
Termination by Spence for Good Reason.  If, during the Engagement Period, the
-------------------------------------
Company shall terminate Spence's consulting engagement other than for death or Disability, or Spence shall terminate his consulting engagement for Good Reason, then in consideration of Spence's services rendered prior to such termination and of Spence's covenants contained in Section 9 hereof:

                 (i) the Company shall pay to Spence in a lump sum in cash within 30 days after the Date of Termination the sum of (1) Spence's Compensation through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by Spence (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                 (ii) the Company shall continue to pay to Spence his Compensation in accordance with 6(a) hereof for the period beginning on the Date of Termination and ending on the last day of the scheduled Engagement Period (the "Remaining Engagement Period"); and

                 (iii) for the Remaining Engagement Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Spence and/or Spence's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 6(b) of this Agreement if Spence's engagement had not been terminated or, if more favorable to Spence, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if Spence becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility ("Welfare Benefits"); and

                 (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Spence any other amounts or benefits required to be paid or provided or which Spence is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(a) shall include, without limitation, Spence's continued use during the Engagement Period of a Company automobile as provided in Section 6(e) hereof.

             (b) Termination by Spence other than for Good Reason; Termination
                 --------------------------------------------------------------
due to Disability.  If, during the Engagement Period, Spence shall terminate his
-----------------
consulting engagement other than for Good Reason, or Spence's engagement is terminated due to his Disability, then in consideration of Spence's services rendered prior to such termination and of Spence's covenants contained in
Section 9 hereof:

                 (i) the Company shall pay to Spence in a lump sum in cash within 30 days after the Date of Termination the Accrued Obligations; and

                 (ii) the Company shall continue to pay Spence his Compensation in accordance with Section 6(a) hereof (but with the Base Rate reduced to U.S.$150,000) for the Remaining Engagement Period; and

                 (iii) the Company shall continue to provide Spence the Welfare Benefits for the Remaining Engagement Period, or such longer period as may be provided by the terms of the applicable Welfare Benefits; and

                 (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Spence the Other Benefits. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 8(b) shall include, without limitation, and Spence shall be entitled (i) to the continued use during the Engagement Period of a Company automobile as provided in Section 6(e) hereof, and (ii) to receive, benefits under such plans, programs, practices and policies relating to disability benefits, if any, as applicable generally to executive officers of the Company and its affiliated companies and their beneficiaries, and on the same basis as such executive officers and their beneficiaries.

             (c) Death. If Spence's engagement is terminated by reason of
                 -----
Spence's death during the Engagement Period, this Agreement shall terminate without further obligations to Spence's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Spence's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Spence's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to executive officers of the Company and its affiliated companies and their beneficiaries, and on the same basis as such executive officers and their beneficiaries.

          9. Restrictive Covenants.
             ---------------------

             (a)  General.  Spence and the Company understand and agree that the
                  -------
purpose of the provisions of this Section 9 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Spence's post-engagement competition with the Company per se, nor is it intended to impair or infringe upon Spence's right to work, earn a living, or acquire and possess property from the fruits of Spence's labor. Spence hereby acknowledges that the restrictions set forth in this Section 9 are reasonable and that they do not, and will not, unduly impair Spence's ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein by the time and geographical area described below, Spence shall be subject to the restrictions set forth in this Section 9.

             (b)  Definitions.  The following capitalized terms used in this
                  -----------
Section 9 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                  "Competitive Services" means the manufacture and sale to distributors, retailers and financial service institutions of point-of-sale software and terminals, comprising check readers, MICRO analyzers, payment authorization and point-of-transaction promotion loyalty systems, signature capture devices and electronic transaction processing equipment.

                  "Confidential Information" means any confidential or proprietary information possessed by the Company or its affiliated entities or relating to its or their business, including without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Georgia.

                  "Determination Date" means the date of termination of Spence's engagement with the Company hereunder.

                  "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

                  "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                  "Protected Clients" means clients of the Company that obtained any of the Competitive Services from the Company within one (1) year prior to the Determination Date.

                  "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

                  "Restricted Period" means the original Engagement Period, regardless of any earlier termination of Spence's engagement with the Company hereunder.

                  "Restricted Territory" means the northern part of the State of Georgia.

                  "Restrictive Covenants" means the restrictive covenants contained in Section 9(c) hereof.

             (c)  Restrictive Covenants.
                  ---------------------

                  (i) Restriction on Disclosure and Use of Confidential
                      -------------------------------------------------
Information. Spence understands and agrees that the Confidential Information
-----------
constitutes avaluable asset of the Company and its affiliated entities, and may not be converted to Spence's own use. Accordingly, Spence hereby agrees that he shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Spence shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Spence's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

                  Anything herein to the contrary notwithstanding, Spence shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Spence or Spence's agent; (ii) becomes available to Spence in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (iii) was known to Spence on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Spence by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Spence shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Spence.

                  (ii) Nonsolicitation of Protected Employees.  Spence
                       --------------------------------------
understands and constitutes agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Spence's own use. Accordingly, Spence hereby agrees that during the Restricted Period Spence shall not directly or indirectly on Spence's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

                  (iii) Restriction on Relationships with Protected Clients.
                         ---------------------------------------------------
Spence understands and agrees that the relationship between the Company and each of its

Protected Clients constitutes a valuable asset of the Company and may not be converted to Spence's own use. Accordingly, Spence hereby agrees that, during the Restricted Period, Spence shall not, without the prior written consent of the Company, directly or indirectly, on Spence's own behalf or as a Principal or Representative of any Person or otherwise, solicit a Protected Client for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Clients with whom Spence had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of Spence's engagement hereunder. For purposes of this Agreement, Spence had "Material Contact" with a Protected Client if (a) Spence had business dealings with the Protected Client on the Company's behalf; (b) Spence was responsible for supervising or coordinating the dealings between the Company and the Protected Client; or (c) Spence obtained Confidential Information about the customer as a result of Spence's association with the Company.

                  (iv) Noncompetition with the Company.  During the Restricted
                   -------------------------------
Period, Spence, unless acting in accordance with the Company's prior written consent, will not directly provide any Competitive Services to, and will not, directly or indirectly, on his own or on behalf of any Person, be affiliated with as a Principal or Representative any Person engaged, in whole or in part, in the provision of Competitive Services in a capacity where Spence's duties or responsibilities for such Person will include strategic planning, policymaking or management; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Spence of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

          10. Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit Spence's continuing or Checkmate Electronics, Inc. participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Spence may qualify, nor, subject to Section 15(d), shall anything herein limit or otherwise affect such rights as Spence may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Spence is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          11. Limitation of Benefits in Certain Instances.
              -------------------------------------------

              (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of Spence (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, if paid, be subject to the excise tax (the

"Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then prior to the making of any Payment to Spence, a calculation shall be made comparing (i) the net benefit to Spence of the Payment after payment of the Excise Tax, to (ii) the net benefit to Spence if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be reduced to the extent necessary of avoid the imposition of the Excise Tax. Spence may select the Payments to be limited or reduced.

              (b) All determinations required to be made under this Section 11, including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by Spence (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Spence within 15 business days of the receipt of notice from Spence that a Payment is due to be made, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, Spence may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Spence. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section 11 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Spence.

          12. Full Settlement.  The Company's obligation to make the
              ---------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Spence or others. In no event shall Spence be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Spence under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Spence obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Spence may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Spence or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Spence about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

          13. Representations and Warranties.  Spence hereby represents and
              ------------------------------
warrants to the Company that Spence's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Spence and any other person or entity. By executing this Agreement, Checkmate Electronics, Inc. hereby consents to Spence's entrance into this Agreement and acknowledges that the same does not constitute a violation of the covenants of Spence contained in that certain Settlement Agreement, dated as of June 15, 1989, by and among Spence, Diane M. Spence, Stanford Technologies, Inc. and Dudley L. Moore, Jr. (the "Settlement Agreement").

          14. Assignment and Successors.
              -------------------------

              (a) Spence.  This Agreement is personal to Spence and without the
                  ------
prior written consent of the Company shall not be assignable by Spence otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Spence's legal representatives.

              (b) The Company.  This Agreement shall inure to the benefit of
                  -----------
and be binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

          15. Miscellaneous.
              -------------

              (a) Waiver.  Failure of either party to insist, in one or more
                  ------
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the Checkmate Electronics, Inc. performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

              (b) Severability.  If any provision or covenant, or any part
                  ------------
thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

              (c) Other Agents.  Nothing in this Agreement is to be interpreted
                  ------------
as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

              (d) Entire Agreement.  Beginning on the Effective Date and except
                  ----------------
as specifically provided herein, this Agreement contains the entire agreement between the Company and Spence with respect to the subject matter hereof, and, except as provided to the contrary herein, it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof; provided, however, that this Agreement does not supersede or invalidate the Settlement Agreement. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

              (e) Governing Law.  Except to the extent preempted by federal law,
                  -------------
and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

              (f) Notices.  All notices, requests, demands and other
                  -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

                To the Company:    IVI Checkmate Corp.
                                   1003 Mansell Road
                                   Roswell, Georgia 30076
                                   Facsimile No. (770) 594-6019
                                   Attention: Chief Executive Officer

                To Spence:         J. Stanford Spence
                                   7209 Valburn Drive
                                   Austin, Texas 78731

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

              (g) Amendments and Modifications.  This Agreement may be amended
                  ----------------------------
or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                         (signatures on following page)

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                 IVI CHECKMATE CORP.


                                 By:
                                     ------------------------------

                                 Title:
                                       ----------------------------


                                 EXECUTIVE:


                                 ----------------------------------
                                 J. Stanford Spence


                                 Acknowledged for purposes of Section 13:

                                 CHECKMATE ELECTRONICS, INC.


                                 By:
                                    -------------------------------

                                 Title:
                                       ----------------------------